Exhibit 4.3

EXECUTED COPY

FREESCALE SEMICONDUCTOR, INC.

                        as Issuer

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

                        as Trustee

Second Supplemental Indenture

Dated as of July 21, 2004

$350,000,000 6.875% Senior Notes due 2011

SECOND SUPPLEMENTAL INDENTURE dated as of July 21, 2004 between Freescale Semiconductor, Inc., a Delaware corporation (the “Company”), and Deutsche Bank Trust Company Americas, a New York banking corporation, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company has heretofore entered into an Indenture, dated as of July 21, 2004 (the “Original Indenture”), with the Trustee;

WHEREAS, the Original Indenture is incorporated herein by this reference and the Original Indenture, as supplemented by this Second Supplemental Indenture, is herein called the “Indenture”;

WHEREAS, under the Original Indenture, a new series of Securities may at any time be established pursuant to a supplemental indenture executed by the Company and the Trustee;

WHEREAS, the Company desires to issue $350,000,000 aggregate principal amount of the Notes (as defined below), which will be a new series of Securities under the Indenture; and

WHEREAS, all conditions necessary to authorize the execution and delivery of this Second Supplemental Indenture and to make it a valid and binding obligation of the Company have been done or performed.

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree to the following provisions:

Capitalized terms used but not defined herein have the meanings ascribed thereto in the Original Indenture.

ARTICLE I

Senior Notes Due 2011

SECTION 1.01 Establishment and Terms.

There is hereby established a new series of Securities to be issued under the Indenture, to be designated as the Company’s 6.875% Senior Notes due 2011 (the “Notes”). The Notes are being sold initially by the Company pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Act”).

Subject to the provisions of the Original Indenture, the aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Notes that are to be authenticated and delivered on the date hereof (the “Initial Notes”) will be in an aggregate principal amount of $350,000,000. The Notes shall be issued in definitive fully registered form without coupons.

With respect to any additional Notes the Company elects to issue under this Indenture (the “Additional Notes”), the Company shall set forth in an Officers’ Certificate the following information:

(i)	the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture;

(ii)	the issue price and the issue date of such Additional Notes, including the date from which interest shall accrue; and

(iii)	whether such Additional Notes shall be a Note that constitutes a “restricted security” within the meaning of Rule 144(a)(3) of the Securities Act (a “Restricted Note”) or a Note that is not a Restricted Note (an “Unrestricted Note”); provided, however, that the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Note.

For purposes of the Indenture, Notes will not be deemed to be Additional Notes unless the maturity date, Interest Payment Dates, record date and interest rate are identical to the Initial Notes. The Initial Notes and the Additional Notes shall be considered collectively as a single class for all purposes of this Indenture. Holders of the Initial Notes and the Additional Notes will vote and consent together on all matters to which such Holders are entitled to vote or consent as one class, and none of the Holders of the Initial Notes or the Additional Notes shall have the right to vote or consent as a separate class on any matter to which such Holders are entitled to vote or consent.

The Notes shall be issued in the form of one or more Global Securities in substantially the form set out in Exhibit A and as further provided in Article II. The initial Depositary with respect to the Notes shall be The Depository Trust Company (“DTC”).

All payments of principal, premium (if any), interest and Special Interest (if any) on the Notes shall be made in accordance with Section 4.01 of the Original Indenture.

SECTION 1.02 Maturity, Payment of Principal and Interest.

The Notes will mature on July 15, 2011.

The Notes will bear interest at the rate of 6.875% per annum plus Special Interest (as defined in, and to the extent required by, the Exchange and Registration Rights Agreement (as defined below)). The Interest Payment Dates with respect to the Notes will be January 15 and July 15 of each year. The first Interest Payment Date with respect to the Initial Notes will be January 15, 2005. Interest shall be paid to the Person in whose name the applicable Note is registered at the close of business on January 1, in the case of a January 15 Interest Payment Date, and July 1, in the case of an July 15 Interest Payment Date. Interest on the Initial Notes will accrue from July 21, 2004, or, if interest has already been paid, from the most recent Interest Payment Date to which interest has been paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

“Exchange and Registration Rights Agreement” means the Exchange and Registration Rights Agreement, dated as of July 21, 2004, among the Company and the other parties named on the signature pages thereof, relating to the Notes, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Notes, one or more exchange and registration rights agreements among the Company, the Guarantors and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act of 1933, as amended.

SECTION 1.03 Denominations. The Notes shall be issued in denominations of $1,000 or any integral multiple thereof.

SECTION 1.04 Optional Redemption. At any time, or from time to time, prior to July 15, 2007, the Company may at its option on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes issued under this Indenture at a Redemption Price equal to 106.875% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the Redemption Date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) Notes (excluding any Notes held by the Company and its Subsidiaries) in an aggregate principal amount of at least 65% of the aggregate principal amount of the Notes originally issued on the date hereof remain outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

At any time, or from time to time, prior to July 15, 2008, the Company may at its option redeem all or part of the Notes upon not less than 30 nor more than 60 days’ prior notice at a Redemption Price equal to the greater of:

(1) 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Special Interest, if any, to the Redemption Date; or

(2) as determined by the Quotation Agent, the sum of the present values of (a) 103.438% of the remaining principal amount of the Notes being redeemed as of July 15, 2008 plus (b) all scheduled payments of interest on such notes to and including July 15, 2008 (but not including accrued and unpaid interest to the Redemption Date), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points, together in each case with accrued and unpaid interest and Special Interest, if any, to the Redemption Date.

Except pursuant to this Section 1.04, the Notes will not be redeemable at the Company’s option prior to July 15, 2008.

On or after July 15, 2008, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ prior notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the Notes to be redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year	Percentage
2008	103.438%
2009	101.719%
2010 and thereafter	100.000%

Any redemption pursuant to this Section 1.04 shall be made in accordance with the provisions of Article III of the Original Indenture.

SECTION 1.05 Sinking Fund. The Notes do not have the benefit of any sinking fund obligations.

SECTION 1.06 Transfer Restrictions. The Notes shall be subject to the restrictions on transfer and exchange set forth in Section 2.01, which restrictions on transfer and exchange shall amend, supplement, modify or supersede those contained in Article II of the Original Indenture to the extent applicable.

SECTION 1.07 Paying Agent and Registrar. The Company initially appoints the Trustee as Paying Agent and as Registrar with respect to the Notes.

SECTION 1.08 Subsidiary Guarantees. The Notes shall be entitled to the benefit of the Subsidiary Guarantees provided in Article IX of the Original Indenture.

ARTICLE II

SECTION 2.01 Form; Restrictions on Transfer and Exchange.

The Initial Notes are being offered and sold by the Company pursuant to a Purchase Agreement, dated July 16, 2004, among the Company, Motorola, Inc. and Goldman, Sachs & Co., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., as representatives of the initial purchasers named therein. The Initial Notes and any Additional Notes (if issued with transfer restrictions) (the “Restricted Notes”) will be resold initially only to (A) qualified institutional buyers (as defined in Rule 144A under the Act (“Rule 144A”)) in reliance on Rule 144A (“QIBs”) and (B) Persons other than U.S. Persons (as defined in Regulation S under the Act (“Regulation S”)) in reliance on Regulation S. Such Restricted Notes may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and institutional “accredited investors” (as defined in Rules 501(a)(1), (2), (3) and (7) under the Securities Act) who are not QIBs (“IAIs”) in accordance with Rule 501 of the Securities Act in accordance with the procedure described herein.

Restricted Notes offered and sold to qualified institutional buyers in the United States of America in reliance on Rule 144A shall be issued in the form of a permanent Global Security, without interest coupons, substantially in the form of Exhibit A (the “Rule 144A Securities”), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Rule 144A Securities may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Rule 144A Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

Initial Notes and Additional Notes offered and sold outside the United States of America (the “Regulation S Notes”) in reliance on Regulation S shall be issued in the form of a permanent Global Security, without interest coupons, substantially in the form of Exhibit A (the “Regulation S Global Securities”), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The Regulation S Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

Each Regulation S Global Note will be deposited with, or on behalf of, a custodian for DTC for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) on behalf of the Euroclear S.A. N.V., as operator of the Euroclear System (“Euroclear”) or Clearstream Banking, société anonyme (“Clearstream”). Prior to the 40th day after the later of the commencement of the offering of the Notes and July 21, 2004 (such period through and including such 40th day, the “Restricted Period”), interests in the Regulation S Global Notes may only be held through Euroclear or Clearstream (as indirect participants in DTC) unless exchanged for interests in the Rule 144A Securities.

Initial Notes and Additional Notes resold to IAIs (the “Institutional Accredited Investor Notes”) in the United States of America shall be issued in the form of a permanent Global Security, without interest coupons, substantially in the form of Exhibit A (the “Institutional Accredited Investor Global Security”), deposited with the Trustee, as custodian for DTC, duly executed by the Company and authenticated by the Trustee as hereinafter provided. A transfer of an Institutional Accredited Investor Note shall be made upon receipt by the Trustee or its agent of a certificate substantially in the form set forth in Exhibit D from the proposed transferee and, if requested by the Company or the Trustee, the delivery of an opinion of counsel, certification and/or other information satisfactory to each of them. The Institutional Accredited Investor Global Note may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate. The aggregate principal amount of the Institutional Accredited Investor Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC or its nominee, as hereinafter provided.

Securities issued in exchange for interests in the Rule 144A Notes, the Regulation S Notes and the Institutional Accredited Investor Notes will be issued in the form of a permanent Global Security, without interest coupons, substantially in the form of Exhibit A and deposited with the Trustee as hereinafter provided (the “Exchange Global Securities”). The Exchange Global Securities may be represented by more than one certificate, if so required by DTC’s rules regarding the maximum principal amount to be represented by a single certificate.

Upon any sale or transfer of a Restricted Note (x) pursuant to Rule 144, (y) pursuant to an effective registration statement under the Securities Act or (z) pursuant to any other available exemption (other than Rule 144A) from the registration requirements of the Securities Act and as a result of which, in the case of a Security transferred pursuant to this clause (z), such Security shall cease to be a “restricted security” within the meaning of Rule 144, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; provided, however, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Article II.

Upon the exchange, registration of transfer or replacement of Securities not bearing the legends with respect to restrictions on transfer set forth in Exhibit A the Company shall execute and the Trustee shall authenticate and deliver Securities that do not bear such legend and which do not have an Assignment Form attached thereto.

The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on Exhibit A. The Company and the Trustee shall approve the forms of the Securities and any notation, endorsement or legend on them. Each Security shall be dated the date of its authentication. The terms of the Securities set forth in Exhibit A are part of the terms of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

SECTION 2.02 Exchanges Among the Global Notes. Transfers by an owner of a beneficial interest in a Rule 144A Security to a transferee who takes delivery of such interest through a Regulation S Global Note, whether before or after the expiration of the Restricted Period, will be made only upon receipt by the Trustee of a certification from the transferor substantially in the form of Exhibit C.

Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in a Regulation S Global Note to a transferee who takes delivery of such interest through the applicable Rule 144A Security will be made only in accordance with applicable procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest substantially in the form of Exhibit B.

ARTICLE III

MISCELLANEOUS

SECTION 3.01 Trustee Matters. The recitals in this Second Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Securities and of this Second Supplemental Indenture as fully and with like effect as if set forth herein in full.

SECTION 3.02 Ratification. The Original Indenture is in all respects ratified and confirmed, and the Original Indenture and this Second Supplemental Indenture shall be read, taken and construed as one and the same instrument; provided that, in case of conflict between this Second Supplemental Indenture and the Original Indenture, this Second Supplemental Indenture shall control.

SECTION 3.03 Counterpart Originals. This Second Supplemental Indenture may be simultaneously executed in several counterparts, each of which shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

SECTION 3.04 Effect of Headings. The Article and Section headings herein have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 3.05 Governing Law. This Second Supplemental Indenture, the Notes and the Subsidiary Guarantees shall be governed by and construed in accordance with the law of the State of New York.

SECTION 3.06 Provisions for the Sole Benefit of Parties and Holders. Nothing in the Indenture, as supplemented, amended and modified by this Second Supplemental Indenture, or in the Notes, expressed or implied, is intended or shall be construed to confer upon, or to give or grant to, any person or entity, other than the Company, the Guarantors, the Trustee, the Paying Agent and the registered owners of the Notes, any legal or equitable right, remedy or claim under or by reason of the Indenture or any covenant, condition or stipulation hereof, and all covenants, stipulations, promises and agreements in the Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the Company, the Guarantor, the Trustee, the Paying Agent and the registered owners of the Notes.

IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the day and year first above written.

FREESCALE SEMICONDUCTOR, INC., as Issuer

By:	/s/ Alan Campbell
	Name:	Alan Campbell
Title: Senior Vice President and Chief
Financial Officer

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Wanda Camacho
	Name:	Wanda Camacho
Title: Vice President

EXHIBIT A

FORM OF SENIOR NOTE

[FACE OF SECURITY]

[Global Note]

[Certificated Note]

[THIS GLOBAL NOTE IS A TEMPORARY GLOBAL NOTE FOR PURPOSES OF REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NEITHER THIS TEMPORARY GLOBAL NOTE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, OR DELIVERED, EXCEPT AS PERMITTED BELOW.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNLESS THE REQUIRED CERTIFICATIONS HAVE BEEN DELIVERED PURSUANT TO THE TERMS OF THE INDENTURE (AS DEFINED HEREAFTER).]1

[UNTIL THIS SECURITY IS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, IT SHALL BEAR THE FOLLOWING LEGEND:]

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY SUCH HOLDER’S ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY

[1]	To be included in a Regulation S Temporary Global Note.

RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER ACCREDITED INSTITUTIONAL INVESTOR, IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (7) TO THE ISSUER, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (4) OR (5) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTIONS.

THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

[IF THIS SECURITY HAS BEEN TRANSFERRED PURSUANT TO REGULATION S, IT SHALL BEAR THE FOLLOWING LEGEND:]

THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED OR DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER OF THIS SECURITY, BY SUCH HOLDER’S ACCEPTANCE HEREOF, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE “RESALE RESTRICTION TERMINATION DATE”) THAT IS 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) ONLY (A) (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN

EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) THAT IS NOT A QUALIFIED INSTITUTIONAL BUYER AND THAT IS PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF ANOTHER ACCREDITED INSTITUTIONAL INVESTOR, IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (5) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (7) TO THE ISSUER, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (4) OR (5) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES OR SECURITIES LAWS OF ANY OTHER APPLICABLE JURISDICTIONS.

THIS SECURITY AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS SECURITY SHALL BE DEEMED BY THE ACCEPTANCE OF THIS SECURITY TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.

[IF THIS SECURITY IS TO BE A GLOBAL NOTE, IT SHALL BEAR THE FOLLOWING LEGEND:]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

[FOR AS LONG AS THIS GLOBAL SECURITY IS DEPOSITED WITH OR ON BEHALF OF THE DEPOSITORY TRUST COMPANY IT SHALL BEAR THE FOLLOWING LEGEND:]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE

TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO FREESCALE SEMICONDUCTOR, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

FREESCALE SEMICONDUCTOR, INC.

6.875% SENIOR NOTES DUE 2011

No.	CUSIP No.

$

Freescale Semiconductor, Inc., a Delaware corporation (the “Issuer”), for value received promises to pay to                          or registered assigns, the principal sum of                         Dollars[, or such greater or lesser amount as indicated on the Schedule I hereto,]2 on July 15, 2011.

Interest Payment Dates:	January 15 and July 15

Record Dates:	January 1 and July 1

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Dated:

FREESCALE SEMICONDUCTOR, INC.

By:
Name:
Title:

By:
Name:
Title:

Certificate of Authentication:

This is one of the Securities of the series

designated therein referred to in the within-

mentioned Indenture.

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee

By:	Dated:
Authorized Signatory

[2].	To be included in any Global Note.

[REVERSE OF SECURITY]

FREESCALE SEMICONDUCTOR, INC.

6.875% SENIOR NOTES DUE 2011

This Security is one of a duly authorized issue of 6.875% Senior Notes Due 2011 (the “Securities”) of Freescale Semiconductor, Inc., a Delaware corporation (the “Issuer”). The Issuer issued the Securities under an Indenture dated as of July 21, 2004 between the Issuer and the Trustee, as supplemented by the Second Supplemental Indenture dated as of July 21, 2004 (the “Indenture”). Capitalized terms used herein for which no definition is provided herein shall have the meanings set forth in the Indenture.

1. Interest. The Issuer promises to pay interest on the principal amount of this Security at 6.875% per annum from July 21, 2004 until maturity. The Issuer will pay interest semiannually on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day. Interest on the Securities will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from July 21, 2004; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 15, 2005. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

2. Method of Payment. For so long as this Security is a Global Note, the Issuer will pay principal, premium, interest and Special Interest, if any, on the Securities (except defaulted interest) to the Persons who are registered Holders of Securities at the close of business on the record date next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect principal payments. All other payments on the Securities will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York, unless the Issuer elects to make interest payments by check mailed to the Holders at their address set forth in the registrar of Holders.

3. Paying Agent and Registrar. Initially, Deutsche Bank Trust Company Americas (the “Trustee”), the Trustee under the Indenture, will act as Paying Agent and Registrar. The Issuer may change any Paying Agent, Registrar, co-registrar or additional paying agent without notice to any Holder. The Issuer or any of the Issuer’s subsidiaries may act in any such capacity.

4. Optional Redemption. At any time, or from time to time, prior to July 15, 2007, the Issuer may at its option on any one or more occasions redeem up to 35% of the aggregate principal amount of the Securities at a Redemption Price equal to 106.875% of the principal amount, plus accrued and unpaid interest and Special Interest, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) Securities (excluding any Securities held by the Issuer and its Subsidiaries) in an aggregate principal amount of at least 65% of the aggregate principal amount of the Securities originally issued on July 21, 2004 remain outstanding immediately after the occurrence of such redemption; and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

At any time, or from time to time, prior to July 15, 2008, the Company may at its option redeem all or part of the Securities upon not less than 30 nor more than 60 days’ prior notice at a Redemption Price equal to the greater of:

(1) 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest and Special Interest, if any, to the Redemption Date; or

(2) as determined by the Quotation Agent, the sum of the present values of (a) 103.438% of the remaining principal amount of the Securities being redeemed as of July 15, 2008 plus (b) all scheduled payments of interest on such notes to and including July 15, 2008 (but not including accrued and unpaid interest to the Redemption Date), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points, together in each case with accrued and unpaid interest and Special Interest, if any, to the Redemption Date.

Except as set forth in Section 1.04 of the Second Supplemental Indenture, the Securities will not be redeemable at the Issuer’s option prior to July 15, 2008.

On or after July 15, 2008, the Issuer may redeem all or a part of the Securities upon not less than 30 nor more than 60 days’ prior notice, at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Special Interest, if any, on the Securities to be redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

Year	Percentage
2008	103.438%
2009	101.719%
2010 and thereafter	100.000%

Any redemption pursuant to Section 1.04 of the Second Supplemental Indenture shall be made in accordance with the provisions of Article III of the Original Indenture.

5. Repurchase at Option of Holder. Upon the occurrence of a Change of Control Event, the Issuer will be required to make an offer (a “Change of Control Offer”) to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder’s Securities at a repurchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Special Interest thereon, if any, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Event, the Issuer will mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

If the Issuer or any Restricted Subsidiary consummates any Asset Sales, within 45 days of each date on which the aggregate amount of Excess Proceeds exceeds $250.0 million, the Issuer will commence an offer to all Holders of Securities, and at the Issuer’s option, to all holders of other Indebtedness that is pari passu with the Securities (an “Asset Sale Offer”) to purchase on a pro rata basis the maximum principal amount of the Securities being repurchased and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount of the Securities being repurchased plus accrued and unpaid interest and Special Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after the consummation of an Asset Sale Offer, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Securities and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee will select the Securities and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon Completion of an Asset Sale Offer, the amount of Excess Proceeds will be reset to zero.

Holders of Securities that are the subject of a Change of Control Offer or an Asset Sale Offer may elect to have such Securities purchased by completing the form entitled “Option of Holder to Elect Purchase” attached to this Security.

6. Notice of Redemption. Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder appearing in the register of Securities maintained by the Registrar, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of the Original Indenture pursuant to Articles VIII and X thereof. Each notice of redemption shall be irrevocable.

7. Indenture. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of execution of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of such terms. The Securities are unsecured senior obligations of the Issuer and rank equally with all of the Issuer’s existing and future unsecured senior indebtedness. The Indenture provides for the issuance of other series of debt securities thereunder.

8. Denominations, Transfer, Exchange. The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not exchange or register the transfer of any Securities during the period between a record date and the corresponding Interest Payment Date.

9. Persons Deemed Owners. The registered Holder of a Security shall be treated as its owner for all purposes.

10. Amendments and Waivers. Subject to certain exceptions and limitations, the Indenture or the Securities may be amended or supplemented by the Issuer with the written consent (including consents obtained in connection with a tender offer or exchange offer for the Securities of any one or more series or all series or a solicitation of consents in respect of the Securities of any one or more series or all series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of each series (but the terms of such solicitation may vary from series to series)) of the Holders of at least a majority in aggregate principal amount of the then outstanding Securities of all series under the Indenture affected by such amendment or supplement, and any existing Default, or compliance in a particular instance by the Issuer with any provision of, the Indenture with respect to Securities of such series may be waived (other than any Default or Event of Default in the payment of the principal of, or interest or Special Interest or premium, or a redemption payment, if any, on the Securities) by the Holders of at least a majority in aggregate principal amount of the then outstanding Securities affected by such waiver (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities). The Issuer and the Guarantors may amend or supplement the Indenture, the Securities or the applicable Subsidiary Guarantee, to:

(1) to cure any ambiguity, defect, omission or inconsistency;

(2) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3) to provide for the assumption of the Issuer’s obligations to Holders of Securities in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s assets;

(4) to make any change that would provide any additional rights or benefits to the Holders of Securities of one or more series or that would not adversely affect, other than in immaterial respects, the legal rights under the Indenture or any supplemental indenture thereto of any such Holder;

(5) to (a) add a Guarantor (as to any or all series of Securities) or (b) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture or any supplemental indenture thereto, in each case, to the extent permitted by the Indenture and any and all supplemental indentures thereto;

(6) to provide for the issuance of additional Securities of any series in accordance with the provisions of the Indenture;

(7) to evidence and provide for a successor Trustee;

(8) to convey, transfer, assign, mortgage or pledge to the Trustee as security for Securities any property or assets; or

(9) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture or any supplemental indenture thereto under the Trust Indenture Act.

The right of any Holder to participate in any consent required or sought pursuant to any provision of the Indenture (and the obligation of the Issuer to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date fixed in accordance with the terms of the Indenture.

With respect to each series of Securities, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Securities held by a non-consenting Holder):

(1) reduce the principal amount of such Securities whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any such Security or alter the provisions with respect to the redemption of such Securities (other than the provisions of Sections 4.13 and 4.16 of the Original Indenture);

(3) reduce the rate of or change the time for payment of interest on any such Security;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium, or Special Interest, if any, on such Securities (except a rescission of acceleration of such Securities by the Holders of at least a majority in aggregate principal amount of the Securities of such series and a waiver of the payment default that resulted from such acceleration);

(5) make any such Security payable in money other than that stated in such Security;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of such Securities to receive payments of principal of, or interest or Special Interest, if any, or premium on such Securities;

(7) waive a redemption payment with respect to any such Securities (other than a payment required by Sections 4.13 or 4.16 of the Original Indenture);

(8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture or any supplemental indenture thereto, except in accordance with the terms of the Indenture or such supplemental indenture; or

(9) make any change in the preceding amendment and waiver provisions.

A supplemental indenture that changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Securities of any other series.

11. Defaults and Remedies. Events of Default are defined in the Indenture and with respect to the Securities generally include:

(1) default by the Issuer in the payment of any interest on, or Special Interest with respect to, the Securities when the same becomes due and payable and such default continues for a period of 30 days;

(2) default by the Issuer in payment when due at maturity, redemption or otherwise, including the failure to make a payment to purchase Securities when required pursuant to the Indenture or any supplemental indenture thereto, including Securities tendered pursuant to Sections 4.13 or 4.16 of the Original Indenture, of the principal of or premium, if any, on such Securities;

(3) default by the Issuer or any of its Subsidiaries in observing or performing any of its other covenants or agreements in, or provisions of, the Securities or the Indenture which shall not have been remedied within 60 days after written notice to the Issuer by the Trustee or to the Issuer and Trustee by the holders of at least 25% in aggregate principal amount of the Securities;

(4) default by the Issuer under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after July 21, 2004, if that default:

(A) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(B) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates at any time $25 million or more and has not been discharged in full or such acceleration rescinded or annulled within 20 days of such Payment Default or acceleration;

(5) the Issuer or any of its Restricted Subsidiaries fails to pay final judgments aggregating in excess of $25 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(6) except as permitted by the Indenture and any supplemental indenture thereto, the holding in any judicial proceeding of the unenforceability or invalidity of any Subsidiary Guarantee, or the ceasing of effectiveness thereof, or the denial or disaffirmation of any Person on behalf of any Guarantor of its obligations under its Subsidiary Guarantee, in each case, without cure within 60 days of written notice from the Trustee or the Holders of at least 25% in outstanding aggregate principal amount of the Securities; or

(7) certain events of bankruptcy or insolvency described in the Indenture with respect to the Issuer or any of its Restricted Subsidiaries that would constitute a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

In the case of an Event of Default described in clause (7) above, all outstanding Securities will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities may declare all the Securities to be due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Securities by written notice to the Trustee may on behalf of all of the Holders of Securities rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, Special Interest, if any, or premium that has become due solely because of the acceleration) have been cured or waived.

12. Subsidiary Guarantees. The Securities shall be entitled to the benefit of the Subsidiary Guarantees provided in Article IX of the Indenture.

13. Sinking Fund. The Securities do not have the benefit of any sinking fund obligations.

14. Defeasance and Covenant Defeasance. The Indenture provides for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

15. Discharge Prior to Maturity. The Indenture with respect to the Securities shall be discharged and canceled upon the payment of all of the Securities issued thereunder and shall be discharged except for certain obligations upon the irrevocable deposit with the Trustee of funds or non-callable Government Securities sufficient for such payment and the satisfaction of certain other conditions.

16. Trustee Dealings with the Issuer. If the Trustee becomes a creditor of the Issuer or any Guarantor, the Indenture and the Trust Indenture Act limit its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. Subject to the Trust Indenture Act, the Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue (if the indenture has been qualified under the Trust Indenture Act), or resign. If the Trustee fails to either eliminate the conflicting interest, obtain permission or resign within 10 days of the expiration of the 90-day period, the Trustee is required to notify the holders to such effect and any holder that has been a bona fide holder for at least six months may petition a court to remove the Trustee and appoint a successor trustee.

17. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator, stockholder or member of the Issuer or any Subsidiary or Affiliate of the Issuer, as such, shall have any liability for any obligations under the Securities, the Indenture, the Subsidiary Guarantees, the Exchange and Registration Rights Agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

18. Authentication. The Securities shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

19. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed thereon.

20. Indenture to Control; Governing Law. In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. The Indenture, the Securities and the Subsidiary Guarantees shall be governed by and construed under the laws of the State of New York.

21. Successor Person. When a Successor assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor person will (except in certain circumstances specified in the Indenture) be released from those obligations.

22. Abbreviations and Definitions. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Request may be made to:

Freescale Semiconductor, Inc.

6501 William Cannon Drive

TX30/OE09

Austin, Texas 78735

Telephone: (512) 895-2000

Attention: Treasurer

SCHEDULE A

The initial aggregate principal amount of Securities evidenced by the Certificate to which this Schedule is attached is $            . The notations on the following table evidence decreases and increases in the aggregate principal amount of Securities evidenced by such Certificate.

Decrease in Principal Amount of Securities	Increase in Principal Amount of Securities	Principal Amount of Securities Remaining After Such Decrease or Increase	Notation by Security Registrar

ASSIGNMENT FORM

To assign this Security, fill in the form below: (I) or (we) assign and transfer this Security to

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                                                                                                                                                      as agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:
(Sign exactly as your name appears on the face of this Security)

Signature Guarantee:

(Participant in a Recognized Signature

Guaranty Medallion Program)

This assignment relates to $             principal amount of 6.875% Senior Notes due 2011 of Freescale Semiconductor, Inc. held in 5             book-entry or 5             definitive form by              (the “Transferor”).

The Transferor has requested the Trustee by written order to exchange or register the transfer of a Note or Notes.

In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture, as supplemented, relating to the above-captioned Notes and that the transfer of this Note does not require registration under the Securities Act (as defined below) because:5

☐ Such Note is being acquired for the Transferor’s own account without transfer.

☐ Such Note is being transferred to the Issuer.

☐ Such Note is being transferred pursuant to a registration statement that has been declared effective under the Securities Act of 1933, as amended (the “Securities Act”).

☐ Such Note is being transferred to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), in accordance with Rule 144A under the Securities Act.

[5]	Fill in blank or check appropriate box, as applicable.

☐ Such Note is being transferred pursuant to an exemption from registration in accordance with Rule 904 of Regulation S under the Securities Act, based upon an opinion of counsel if the Issuer or the Trustee so requests, together with a certification in substantially the form of attached to the Indenture.

☐ Such Note is being transferred to an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), that has furnished to the Trustee a signed letter containing certain representations and agreements as required by the Indenture.

☐ Such Note is being transferred pursuant to another available exemption under the Securities Act.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Address:

Date:

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Security purchased by the Issuer pursuant to Section 4.13 or 4.16 of the Original Indenture, check the appropriate box below:

G Section 4.13                                 G Section 4.16

If you want to elect to have only part of the Security purchased by the Issuer pursuant to Section 4.13 or Section 4.16 of the Original Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

EXHIBIT B

FORM OF TRANSFER CERTIFICATE FOR TRANSFER TO

QUALIFIED INSTITUTIONAL BUYERS

[Date]

Deutsche Bank Trust Company Americas, as Trustee

Re:	6.875% Senior Notes due 2011 of Freescale Semiconductor, Inc. (the “Notes”)

Dear Sir or Madam:

Reference is hereby made to the Indenture dated as of July 21, 2004, as amended and supplemented by the Second Supplemental Indenture thereto, and as amended and supplemented from time to time thereafter (the “Indenture”) between Freescale Semiconductor, Inc., as issuer, and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. This letter relates to $             aggregate principal amount of Notes which are held in the name of [name of transferor] (the “Transferor”) to effect the transfer of such Notes in exchange for an equivalent beneficial interest in the Rule 144A Securities.

In connection with such request, and with respect to such Notes, the Transferor does hereby certify that such Notes are being transferred in accordance with (i) the transfer restrictions set forth in the Notes and (ii) Rule 144A under the United States Securities Act of 1933, as amended (“Rule 144A”), to a transferee that the Transferor reasonably believes is purchasing the Notes for its own account or an account with respect to which the transferee exercises sole investment discretion, and the transferee, as well as any such account, is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with applicable securities laws of any state of the United States or any other jurisdiction.

You and the issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature	Signature Medallion Guaranteed

EXHIBIT C

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH

TRANSFERS PURSUANT TO REGULATION S

[Date]

Deutsche Bank Trust Company Americas, as Trustee

Re:	6.875% Senior Notes due 2011 of Freescale Semiconductor, Inc. (the “Notes”)

Dear Sir or Madam:

Reference is hereby made to the Indenture dated as of July 21, 2004, as amended and supplemented by the Second Supplemental Indenture thereto, and as amended and supplemented from time to time thereafter (the “Indenture”) between Freescale Semiconductor, Inc., as issuer, and Deutsche Bank Trust Company Americas, as Trustee. Capitalized terms used but not defined herein shall have the meanings given them in the Indenture. In connection with our proposed sale of $             aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, we represent that:

(a) the offer of the Notes was not made to a person in the United States;

(b) either (i) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States or (ii) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

(c) no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

(d) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(e) we are the beneficial owner of the principal amount of Notes being transferred.

In addition, if the sale is made during a restricted period and the provisions of Rule 903(c)(3) or Rule 904(c)(1) of Regulation S are applicable thereto, we confirm that such sale has been made in accordance with the applicable provisions of Rule 903(c)(3) or Rule 904(c)(1), as the case may be.

C-1

You and the issuer are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

Very truly yours,

[Name of Transferor]

By:

Authorized Signature	Signature Medallion Guaranteed

C-2

EXHIBIT D

FORM OF CERTIFICATE TO BE DELIVERED IN CONNECTION WITH

TRANSFERS TO INSTITUTIONAL ACCREDITED INVESTORS

[Date]

Freescale Semiconductor, Inc.

c/o Deutsche Bank Trust Company Americas

60 Wall Street

New York, NY 10005

Attention: Wanda Camacho

Ladies and Gentlemen:

This certificate is delivered to request a transfer of $             principal amount of the 6.875% Senior Notes due 2011 (the “Notes”) of Freescale Semiconductor, Inc. (the “Company”).

Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

The undersigned represents and warrants to you that:

1. We are an institutional accredited investor (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”)) purchasing for our own account or for the account of such an institutional accredited investor at least $250,000 principal amount of the Notes, and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

2. We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes to offer, sell or otherwise transfer such Notes prior to the date that is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) (the “Resale Restriction Termination Date”) only (a) to the Company, (b) pursuant to a registration statement

D-1

which has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act (“Rule 144A”), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a “QIB”) that purchases for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional accredited investor within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional accredited investor, in each case in a minimum principal amount of Notes of $250,000 or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Notes is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company and the Trustee, which shall provide, among other things, that the transferee is an institutional accredited investor (within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act) and that it is acquiring such Notes for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Termination Date of the Notes pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to the Company and the Trustee.

TRANSFEREE:

BY

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